                      STANDARD COMMERCIAL TOBACCO CO., INC.
                                  $115,000,000
                          8-7/8% SENIOR NOTES DUE 2005


                               PURCHASE AGREEMENT


                                                                   July 25, 1997

BT SECURITIES CORPORATION
WHEAT, FIRST SECURITIES, INC.
c/o BT Securities Corporation
  One Bankers Trust Plaza
  130 Liberty Street
  New York, New York  10006


Ladies and Gentlemen:

                  Standard Commercial Tobacco Co., Inc., a North Carolina corporation (the "Issuer"), Standard Commercial Corporation (the "Parent") and Standard Wool, Inc., a wholly owned subsidiary of the Parent (the "Subsidiary Guarantor" and, together with the Parent, the "Guarantors") hereby confirm their joint and several agreement with you (the "Initial Purchasers") as set forth below.

                  1. The Securities. Subject to the terms and conditions herein contained, the Issuer proposes to issue and sell to the Initial Purchasers $115,000,000 aggregate principal amount of its 8-7/8% Senior Notes due 2005 (the "Notes"). The Notes will be guaranteed (collectively, the "Guarantees") on a senior basis by the Parent and on a senior basis by the Subsidiary Guarantor. The Notes and the Guarantees are collectively referred to herein as the "Securities". The Securities are to be issued under an indenture (the "Indenture") to be dated as of August 1, 1997 by and among the Issuer, the Guarantors and Crestar Bank, as Trustee (the "Trustee"). All of the issued and outstanding capital stock of the Issuer and the Subsidiary Guarantor will be pledged by the Company to the Trustee for the benefit of holders of the Notes.

                  On or prior to the Closing Date (as defined below), the Issuer will execute a new credit facility with a commitment of not less than $170 million among the Issuer and two of its subsidiaries, as borrowers, Deutsche Bank A.G. as agent and

Bankers Trust Commercial Corporation as co-agent (the "Global Bank Facility").

                  The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

                  In connection with the sale of the Securities, the Issuer and the Guarantors have prepared a preliminary offering memorandum dated July 10, 1997 (the "Preliminary Memorandum"), and a final offering memorandum dated July 25, 1997 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the Securities, the terms of the offering of the Securities, a description of the Global Bank Facility, a description of the Issuer and the Guarantors and any material development relating to the Issuer and the Guarantors occurring after the date of the most recent historical financial statements included therein.

                  The Issuer and the Guarantors understand that the Initial Purchasers propose to make an offering of the Notes only on the terms and in the manner set forth in the Final Memorandum and Section 8 hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("QIBs") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A, and to a limited number of other institutional "accredited investors" ("Accredited Investors") as defined in Rule 501(a)(1), (2), (3) and (7) under Regulation D of the Act in private sales exempt from registration under the Act, and outside the United States to certain persons in reliance on Regulation S under the Act.

                  The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement to be dated as of the Closing Date (as defined) (the "Registration Rights Agreement"), pursuant to which the Issuer and the Guarantors will agree, among other things, (i) to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, a registration statement under the Act (the "Exchange Offer Registration Statement"), relating to Senior Notes due 2005 of the Issuer (the "Exchange Notes") to be offered in exchange (the "Exchange Offer") for the Notes, (ii) as


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                                      -3-

and to the extent required by the Registration Rights Agreement, to file with the Commission a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements"), relating to the resale by certain holders of the Notes, and to use its best efforts to cause such Registration Statements to be declared effective and (iii) to issue and deliver Private Exchange Notes (as defined in the Registration Rights Agreement) pursuant to the Private Exchange (as defined in the Registration Rights Agreement) to any Initial Purchaser holding Notes having the status of an unsold allotment. This Purchase Agreement (this "Agreement"), the Notes, the Guarantees, the Exchange Notes, the Private Exchange Notes, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents."

                  2. Representations and Warranties. The Issuer and each of the Guarantors, jointly and severally, represent and warrant to and agree with each of the Initial Purchasers that:

                  (a) Neither the Preliminary Memorandum as of its date nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to any of the Initial Purchasers furnished to the Issuer in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

                  (b) As of the Closing Date, the Parent will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the outstanding shares of capital stock of the Parent and each of its subsidiaries, a complete and correct list of which is attached as Schedule I hereto (each, a "Subsidiary" and collectively, the "Subsidiaries"), have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; and except as set forth in the Final Memorandum, there are no mate-rial (i) options, warrants or other rights to purchase, (ii) agreements or other obligations of the Issuer to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Parent or any of the Subsidiaries outstanding. Except for the Subsidiaries and as disclosed in the Final Memorandum, none of the Parent or the Subsidiaries owns, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

                  (c) Each of the Parent and the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Parent and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, business, condition (financial or otherwise), prospects or results of operations of the Parent and the Subsidiaries taken as a whole (any such event, a "Material Adverse Effect").

                  (d) Each of the Issuer and the Guarantors has all requisite corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the power and authority to issue, sell and deliver the Securities as contemplated by this Agreement.

                  (e) This Agreement has been duly and validly authorized, executed and delivered by the Issuer and the Guarantors.

                  (f) The Indenture has been duly and validly authorized by the Issuer and the Guarantors and, when duly executed and delivered in accordance with its terms (assuming the due execution and delivery thereof by the Trustee), will be the legally valid and binding agreement of each of the Issuer and the Guarantors, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by the discretion of the court before which any proceeding therefor may be brought; and the Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA").

                  (g) The Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Issuer pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by the discretion of the court before which any proceeding therefor may be brought.

                  (h) The Exchange Notes and the Private Exchange Notes have each been duly and validly authorized for issuance by the Issuer and, when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement, the Exchange Offer and the Private Exchange, will be the legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by the discretion of the court before which any proceeding therefor may be brought.

                  (i) The Guarantees have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Guarantors and, when the Notes are duly and validly


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                                      -6-

         authorized, executed, issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by the discretion of the court before which any proceeding therefor may be brought.

                  (j) The Registration Rights Agreement has been duly authorized by the Issuer and the Guarantors and, when duly executed and delivered by the Issuer and the Guarantors (assuming the due execution and delivery thereof by you), will be the legally valid and binding obligation of the Issuer and the Guarantors, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by the discretion of the court before which any proceeding therefor may be brought and, as to rights of indemnification and contribution, by principles of public policy or U.S. federal or state securities laws relating thereto.

                  (k) The Global Bank Facility, substantially in the form most recently delivered to the Initial Purchasers prior to the date of this Agreement, has been duly authorized by the Issuer and the guarantors thereof and, when duly executed and delivered by the Issuer and the guarantors thereof, will be the legally valid and binding obligation of the Issuer and the guarantors thereof, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by the discretion of the court before which any proceeding therefor may be brought.

         (l) No consent, waiver, approval, authorization or order of or filing, registration, qualification, license or permit of or with any court or governmental agency or body, or third party is required for
         (i) the issuance and sale by the Issuer of the Notes to the Initial Purchasers or the consummation by the Issuer of each of the other transactions contemplated hereby or by any of the other Operative Documents, (ii) the issuance by the Guarantors of the Guarantees or the consummation by the Guarantors of the other transactions contemplated hereby or by any of the Operative Documents, and (iii) the execution by the Issuer and the guarantors thereof of the Global Bank Facility and the consummation by the Issuer and the guarantors of each of the transactions contemplated by the Global Bank Facility, except, in each case, such as have been or, prior to the Closing Date, will be obtained and such as may be required under applicable state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchasers, and with respect to the Registration Statements, such as are required under the Act and applicable state securities "Blue Sky" laws. None of the Parent or any of the Subsidiaries is (A) in violation of its charter or bylaws (or similar organizational document), (B) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (C) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (m) The execution, delivery and performance by the Issuer and the Guarantors of this Agreement and each of the other Operative Documents (to the extent a party thereto) and the consummation of the transactions contem-


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                                      -8-

         plated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers and the issuance of the Exchange Notes or Private Exchange Notes in the Exchange Offer or the Private Exchange, as the case may be) do not and will not violate, conflict with or constitute or result in a breach of or a default under (or constitute an event which with notice or passage of time or both would constitute a default under) or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien (as defined in the Final Memorandum) on any properties or assets of the Parent or any Subsidiary with respect to (A) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (B) the charter or bylaws (or similar organizational document) of the Issuer, the Parent or any of the Subsidiaries, or (C) (assuming compliance by the Initial Purchasers with the Act and all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Issuer, the Parent or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (n) Deloitte & Touche LLP, who is reporting on certain financial statements of the Parent (on both a consolidated and unconsolidated basis), the Issuer and the Subsidiary Guarantor in the Final Memorandum, is an independent public accounting firm within the meaning of the Act. The financial statements of the Parent (on both a consolidated and unconsolidated basis), the Issuer and the Subsidiary Guarantor and related notes thereto included in the Final Memorandum
         (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), (ii) have been prepared in all material respects in accordance with the Commission's published rules and guidelines with respect to pro forma financial statements and (iii) present fairly in all material respects the financial position of the Parent (on both a consolidated and unconsolidated basis), the Issuer and the Subsidiary Guarantor as of the dates indicated and the results of their respective operations and the changes in the financial position for the periods specified, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods, except as otherwise stated therein. The summary and selected financial and statistical data included in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as stated therein.

                  (o) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act, (ii) have been prepared in all material respects in accordance with the Commission's published rules and guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (p) Other than as described in the Final Memorandum, there is not pending or, to the knowledge of the Issuer or the Guarantors, threatened any action, suit, proceeding, inquiry or investigation to which the Parent or any of the Subsidiaries is a party, or to which the property or assets of the Parent or any of the Subsidiaries is subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to the Parent or any such Subsidiary, as the case may be, would, individually or in the aggregate, have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

                  (q) Each of the Parent and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, foreign, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Parent and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where the failure to perform such obligations or the occurrence of such event would not have a Material Adverse Effect; and none of the Parent or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

                  (r) Since the respective dates as to which information is given in the Final Memorandum, except as described therein, (i) none of the Parent or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, or which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the business, condition (financial or otherwise), prospects or results of operations of the Parent and the Subsidiaries, taken as a whole, (ii) none of the Parent or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than the Parent's regularly scheduled 1% Common Stock dividend on its Common Stock in the ordinary course of business) and (iii) there shall not have been any material change in the capital stock or long-term indebtedness of the Parent or the Subsidiaries.

                  (s) Each of the Parent and the Subsidiaries has filed all necessary federal or state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggre-


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                                      -11-

         gate, have a Material Adverse Effect, and has paid all taxes shown as due thereon except as to taxes being contested in good faith and for which adequate reserves in accordance with GAAP have been provided, or where the failure to pay any such taxes would not, individually or in the aggregate, have a Material Adverse Effect; and other than tax deficiencies which the Parent or any of the Subsidiaries is contesting in good faith and for which the Parent or such Subsidiary has provided adequate reserves in accordance with GAAP, there is no tax deficiency that has been asserted against the Parent or any Subsidiary that would have, individually or in the aggregate, a Material Adverse Effect.

                  (t) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Issuer and the Parent believe to be reliable and accurate in all material respects.

                  (u) None of the Issuer or the Guarantors or any agent acting on its behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                  (v) Each of the Parent and the Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to the leasehold estates in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which any of the Parent or the Subsidiaries is a party or by which any of them is bound are valid and enforceable against each of the Parent or such Subsidiary, as the case may be, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect, except as such enforceability may be limited by bankruptcy, insolvency, reor-ganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by the discretion of the court before which any proceeding therefor may be brought. The Parent and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, and none of the Parent or any of the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

                  (w) There are no legal or governmental proceedings involving or affecting any of the Parent or any Subsidiary or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not so described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not so described in the Final Memorandum.

                  (x) Except as described in the Final Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) each of the Parent and the Subsidiaries is in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (B) each of the Parent and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has, and is in compliance with, all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation or investigation, proceeding, notice or demand letter or request for information pending or threatened against the Parent or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by any of the Parent or any Subsidiary, (E) none of the Parent or any Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (F) no property or facility of the Parent or any Subsidiary is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

                  For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal or state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and
         (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

                  (y) There is no strike, labor dispute, slowdown or work stoppage with the employees of any of the Parent or the Subsidiaries which is pending or to the knowledge of the Parent or the Subsidiaries threatened.

                  (z) Each of the Parent and the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties except where the failure to carry such insurance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (aa) Except as described in the Final Memorandum, none of the Issuer, the Parent or any of the Subsidiaries has incurred any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee
         Retire-
         ment Income Security Act of 1974, as amended ("ERISA"), to which any of the Issuer, the Parent or the Subsidiaries makes or ever has made a contribution and in which any employee of any of the Issuer, the Parent or any such Subsidiary is or has ever been a participant, which in the aggregate could have a Material Adverse Effect. With respect to such plans, each of the Issuer, the Parent and the Subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

                  (bb) Each of the Parent and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (cc) None of the Parent or the Subsidiaries is or will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (dd) None of the Parent or the Subsidiaries has taken, directly or indirectly, any action designed, or which might reasonably be expected to cause or result, under the Exchange Act, in, or which has constituted, stabilization or manipulation of the price of any security of the Parent or the Subsidiaries to facilitate the sale or resale of the Securities.

                  (ee) The Notes, the Guarantees, the Indenture, the Registration Rights Agreement, this Agreement and the Global Bank Facility conform in all material respects to the descriptions thereof contained in the Final Memorandum.

                  (ff) No holder of securities of the Issuer or the Guarantors will be entitled to have such securities registered under the registration statements required to be filed by the Issuer and the Guarantors pursuant to the Registration Rights Agreement, other than as expressly permitted thereby.

                  (gg) Immediately after the consummation of the transactions contemplated by this Agreement and the Indenture, the present fair value of the assets of each of the Issuer and the Guarantors will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Issuer or the Guarantors (each on a consolidated basis) is, or will be (each on a consolidated basis), after giving effect to the execution, delivery and performance of the Notes, the Guarantees, this Agreement and the Indenture, and the consummation of the transactions contemplated hereby and thereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

                  (hh) None of the Parent or the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                  (ii) No securities of the same class (within the meaning of Rule 144A under the Act) as the Notes are listed on a national securities exchange registered under Section 6 of the Exchange Act or are quoted in a U.S. automated inter-dealer quotation system.

                  (jj) None of the Parent, the Subsidiaries, any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) or any person acting on any of their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities; the Issuer and its respective Affiliates and any person acting on any of its behalf

         (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

                  (kk) Assuming that the representations and warranties of the Initial Purchasers contained in Section 8 are true and correct, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers or the reoffer and resale by the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Act or to qualify the Indenture in respect of the Securities under the TIA.

                  (ll) On the Closing Date, a valid and enforceable security interest in the Collateral (as defined in the Indenture) will be created in favor of the Trustee for the benefit of the Holders, subject to no other lien, charge, encumbrance or interest.

                  (mm) On the Closing Date, the ownership of the Parent's subsidiaries, will be such that all of its tobacco operating subsidiaries will be direct or indirect subsidiaries of the Issuer and all of its wool operating subsidiaries will be direct or indirect subsidiaries of the Subsidiary Guarantor; PROVIDED that Standard Wool
         (UK) Limited will be wholly owned by the Issuer and approximately 19.6% of the capital stock of Standard Wool France will be owned by the Issuer.

                  Any certificate signed by any officer of the Issuer or any Guarantor and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Issuer or such Guarantor, as the case may be, to each Initial Purchaser as to the matters covered thereby.

                  3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuer and the Guarantors agree to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase $115,000,000 aggregate principal amount of the Notes (including the related Guarantees) in the respective amounts set forth opposite their respective names on Schedule II attached hereto at 97.25% of their principal amount. One or more certificates in definitive form for the Notes and Guarantees that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Issuer at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Issuer to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds) to such account or accounts as the Issuer shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on August 1, 1997, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Issuer, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Issuer will make such certificate or certificates for the Securities available for checking and packaging by the Initial Purchasers at the offices of BT Securities Corporation in New York, New York, or at such other place as BT Securities Corporation may designate, at least 24 hours prior to the Closing Date.

                  4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

                  5. Covenants of the Issuer and the Guarantors. The Issuer and the Guarantors covenant and agree with each of the Initial Purchasers that:

                  (a) The Issuer will not amend or supplement the Final Memorandum or make any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent, which consent shall not unreasonably be withheld. The Issuer will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

                  (b) The Issuer and the Guarantors will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, the Issuer and the Guarantors shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (c) If, at any time prior to the initial resale by the Initial Purchasers of the Notes, the Exchange Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Issuer and the Guarantors will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Issuer, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

                  (d) The Issuer will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

                  (e) The Issuer will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Memorandum.

                  (f) For so long as any of the Securities remain outstanding, the Parent will furnish to the Initial Purchasers upon request copies of all reports and other communications (financial or otherwise) furnished by the Issuer to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Parent or the Issuer with the Commission or any national securities exchange on which any class of securities of the Parent may be listed.

                  (g) None of the Issuer, the Guarantors or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

                  (h) None of the Issuer or any Guarantor will, nor will the Parent permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                  (i) For so long as any of the Securities remain outstanding, the Parent will make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof, the information specified in Rule 144A(d)(4) under the Act, unless the Parent is then subject to Section 13 or 15(d) of the Exchange Act.

                  (j) The Issuer and the Guarantors will use their best efforts to (i) permit the Securities to be designated for trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL Market") of the NASD and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                  (k) In connection with Securities offered and sold in an off-shore transaction (as defined in Regulation S) the Issuer will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

                  6. Expenses. The Parent and the Issuer agree, jointly and severally, to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final

Memorandum and any amendment or supplement thereto, and any "Blue
Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Parent or the Issuer, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with any meetings with prospective investors in the Securities, (vii) fees and expenses of the Trustee including reasonable fees and expenses of its counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market, (ix) any fees charged by investment rating agencies for the rating of the Securities and (x) all reasonable out-of-pocket expenses of the Initial Purchasers. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Issuer or the Guarantors to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Parent and Issuer agree, jointly and severally, to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

                  7. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

                  (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Wyrick Robbins Yates & Ponton LLP, counsel for the Issuer and the Guarantors, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

                            (i) Each of the Issuer and the Guarantors is duly
                  incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in the United States in which they own or lease properties, or conduct any business, so as to require such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.

                           (ii) All of the outstanding shares of capital stock
                  of the Issuer and the Guarantors have been duly authorized and validly issued, are fully paid and nonassessable and all of the capital stock of the Issuer and the Subsidiary Guarantor is owned by the Parent.

                          (iii) Each of Issuer and the Guarantors has the
                  requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes and the Guarantees, as applicable, as contemplated by this Agreement.

                           (iv) This Agreement has been duly and validly
                  authorized, executed and delivered by the Issuer and the Guarantors.

                            (v) The Indenture has been duly and validly
                  authorized by the Issuer and the Guarantors and, when duly executed and delivered in accordance with its terms (assuming the due execution and delivery thereof by the Trustee), will be the valid and legally binding agreement of each of the Issuer and the Guarantors, enforceable against each of the Issuer and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by the discretion of the court before which any proceeding therefor may be brought; and the Indenture meets the requirements for qualification under the TIA.

                           (vi) When issued and authenticated in accordance with
                  the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, the Notes will be the legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by the discretion of the court before which any proceeding therefor may be brought.

                          (vii) When issued and authenticated in accordance with
                  the terms of the Indenture, the Registration Rights Agreement, the Exchange Offer and the Private Exchange, the Exchange Notes and the Private Exchange Notes will be the legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by the discretion of the court before which any proceeding therefor may be brought.

                         (viii) The Guarantees have been duly and validly
                  authorized for issuance and sale to the Initial Purchasers by the Guarantors and, when the Notes are duly and validly authorized, executed, issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to one affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by the discretion of the court before which any proceeding therefor may be brought.

                           (ix) The Registration Rights Agreement has been duly
                  authorized by the Issuer and the Guarantors and, when duly executed and delivered by the Issuer and the Guarantors in accordance with its terms (assuming the due execution and delivery thereof by the other parties thereto), will be the legally valid and binding obligation of the Issuer and each of the Guarantors, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by the discretion of the court before which any proceeding therefor may be brought.

                            (x) The Global Bank Facility has been duly
                  authorized by the Issuer and the guarantors thereof and, when duly executed and delivered by the Issuer and the guarantors thereof in accordance with its terms (assuming the due execution and delivery thereof by the other parties thereto), will be the legally valid and binding obligation of the Issuer and each of the guarantors thereof, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by the discretion of the court before which any proceeding therefor may be brought.

                           (xi) The statements set forth in the Final Memorandum
                  under the captions "Principal Shareholders,"
                  "Business--Tobacco-Properties," "Business--Wool--

                  Properties, "Business-Legal Proceedings" and "Private Placement," insofar as they purport to summarize matters of United States law or other legal matters, fairly and accurately summarize such laws and regulations in all material respects.

                          (xii) The statements in the Final Memorandum under the
                  headings "Description of the Global Bank Facility," "The Refinancing Plan," "Description of the Notes" and "Exchange Offer and Registration Rights," insofar as such statements purport to summarize certain provisions of the Indenture, the Notes, the Guarantees, the Exchange Notes, the Registration Rights Agreement and the Global Bank Facility and subject to the limitations contained in such statements, provide a fair and accurate summary in all material respects of such provisions of such agreements.

                         (xiii) The execution, delivery and performance by the
                  Issuer and each of the Guarantors of the Purchase Agreement, each of the other Operative Documents and the Global Bank Facility (to the extent a party thereto) and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) do not and will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien (other than any Lien imposed or created under the Global Bank Facility or disclosed in the Offering Memorandum) on any properties or assets of the Issuer or any Guarantor with respect to (i) the terms or provisions of any Contract (which, based solely on representations of the Issuer and the Guarantors are the only Contracts the termination of which would result in a Material Adverse Effect) known to such counsel to which the Issuer or any Guarantor is a party, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Issuer or any Guarantor, or (iii) (assuming compliance by the Ini-tial Purchasers with the Act and all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in
                  Section 8 hereof) any statute, rule or regulation known to such counsel to be of general applicability to, or any judgment, decree or order known to such counsel to be applicable to, the Issuer or any Guarantor or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

                          (xiv) To the knowledge of such counsel, no consent,
                  waiver, approval, authorization or order of or filing, registration, qualification, license or permit of or with any court or governmental agency or body of the United States or the State of North Carolina or any third party is required for the issuance and sale by the Issuer and the Guarantors of the Securities to the Initial Purchasers or the consummation by the Issuer and the Guarantors of the other transactions contemplated hereby, including the creation and perfection of the contemplated security interest in the Collateral, except
                  (i) in connection with the registration under the Act of the Exchange Notes and the Guarantees of the Exchange Notes pursuant to the Registration Rights Agreement, (ii) the qualification of the Indenture under the TIA in connection with the registration of the Exchange Notes, (iii) such as may be required under Blue Sky laws, as to which such counsel need express no opinion and (iv) those which have previously been obtained.

                           (xv) To the knowledge of such counsel, there are no
                  legal or governmental proceedings involving or affecting any of the Issuer or any of the Guarantors or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not so described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not so described in the Final Memorandum.

                          (xvi) None of the Issuer or any of the Guarantors is,
                  or (assuming that the Securities are sold on the date hereof as provided in the Purchase Agreement and proceeds from such sale are applied as described in the Final Memorandum under the caption "Use of Proceeds") will on the date of such opinion be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                         (xvii) No registration under the Act of the Securities
                  is required in connection with the sale of the Securities to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with
                  Section 8 of this Agreement, and prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Indenture is not required to be qualified under the TIA, in each case assuming (i) that the purchasers who buy such Securities in the initial resale thereof are (x) qualified institutional buyers as defined in Rule 144A promulgated under the Act or (v) accredited investors as defined in Rule 501(a) (1), (2), (3) or (7) promulgated under the Act or (z) reasonably believed by the Initial Purchasers to be persons other than U.S. Persons (as such term is defined in Regulation S under the Act) to whom such sale may be made in reliance on the exemption from registration provided by Regulation S under the Act, (ii) the accuracy and completeness of the Initial Purchasers' representations in Section 8 and those of the Issuers and the Guarantors contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 hereof.

                          (xviii) No securities of the same class (within the
                  meaning of Rule 144A under the Act) as the Notes are listed on a national securities exchange registered under Section 6 of the Exchange Act or are quoted in a United States automated inter-dealer quotation system.

                          (xix) Neither the consummation of the transactions
                  contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                           (xx) On the Closing Date, the ownership of the
                  Parent's subsidiaries, will be such that all of its tobacco operating subsidiaries will be direct or indirect subsidiaries of the Issuer and all of its wool operating subsidiaries will be direct or indirect subsidiaries of the Subsidiary Guarantor; PROVIDED that Standard Wool (UK) Limited will be wholly owned by the Issuer and approximately 19.6% of the capital stock of Standard Wool France will be owned by the Issuer.

                  At the time the foregoing opinion is delivered, Wyrick Robbins Yates & Ponton LLP shall additionally state that it has participated in conferences with officers and other representatives of the Issuer and the Guarantors, representatives of the independent public accountants for the Issuers representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsections (xi) and (xii), no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or on the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Final Memorandum).

                  In rendering the foregoing opinions, Wyrick Robbins Yates & Ponton LLP may rely, to the extent such counsel deems proper, upon the representations and certifications of officers of the Parent, the Issuer and the Subsidiaries or of public officials.

                  References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared by the Issuer in accordance with the provisions of this Agreement at the Closing Date.

                  (b) On the Closing date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Rosenman & Colin LLP, New York counsel for the Issuer and the Guarantors, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

                            (i) Assuming due authorization of the Indenture by
                  the Issuer and the Guarantors, when duly executed and delivered by the Issuer and the Guarantors in accordance with its terms (assuming the Indenture has been duly authorized, executed and delivered by the Trustee), the Indenture will be the valid and legally binding agreement of each of the Issuer and the Guarantors, enforceable against each of the Issuer and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by the discretion of the court before which any proceeding therefor may be brought.

                           (ii) Assuming due authorization of the Notes by the
                  Issuer, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, the Notes will be the legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by the discretion of the court before which any proceeding therefor may be brought.

                          (iii) Assuming due authorization of the Exchange Notes
                  and the Private Exchange Notes by the Issuer, when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement, the Exchange Offer and the Private Exchange, the Exchange Notes and the Private Exchange

                  Notes will be the legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by the discretion of the court before which any proceeding therefor may be brought.

                           (iv) Under New York law, a valid and enforceable
                  security interest in the Collateral has been created in favor of the Trustee for the benefit of the Holders, subject to no other lien, charge, encumbrance or interest.

                   (c) On the Closing Date, the Initial Purchasers shall have received opinions in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date, from such foreign counsel of the Issuer and the Guarantors as are reasonably requested by the Initial Purchasers and addressed to the Initial Purchasers with respect to certain matters that the Initial Purchasers may reasonably require.

                  (d) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates, opinions and other documents and information as it may reasonably request to pass upon such matters.

                  (e) The Initial Purchasers shall have received from Deloitte & Touche LLP a comfort letter or letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers.

                  (f) The representations and warranties of the Issuer and the Guarantors contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the officers of the Issuer and the Guarantors made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date; the Issuer and the Guarantors shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

                  (g) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

                  (h) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Parent or any Subsidiary shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

                  (i) The Initial Purchasers shall have received a certificate of each of the Issuer and the Guarantors, each dated the Closing Date, signed on behalf of each of the Issuer and the Guarantors by its Chairman of the Board, President or Chief Executive Officer and any Vice President or the Chief Financial Officer, to the effect that:

                            (i) The representations and warranties of the Issuer
                  and the Guarantors contained in this Agreement are true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, and the Issuer and the Guarantors have per-formed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

                           (ii) At the Closing Date, since the date hereof or
                  since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

                          (iii) The sale of the Securities hereunder has not
                  been enjoined (temporarily or permanently).

                  (j) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Issuer and the Guarantors and such agreement shall be in full force and effect at all times from and after the Closing Date.

                  (k) The Issuer shall have delivered to the Initial Purchasers a true, correct and complete copy of the Global Bank Facility, the Issuer and the other parties thereto shall have executed and delivered the Global Bank Facility; and the Global Bank Facility shall be in full force and effect, subject only to the Closing hereunder.

                  (l) On the Closing Date, the ownership of the Parent's subsidiaries, will be such that all of its tobacco operating subsidiaries will be direct or indirect subsidiaries of the Issuer and all of its wool operating subsidiaries will be direct or indirect subsidiaries of the Subsidiary Guarantor; PROVIDED that Standard Wool
         (UK) Limited will be wholly owned by the Issuer and approximately 19.6% of the capital stock of Standard Wool France will be owned by the Issuer.

                  All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Issuer shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

                  8. Offering of Securities; Restrictions on Transfer. (a) Each of the Initial Purchasers represents and warrants (as to itself only) that it is a QIB. Each of the Initial Purchasers agrees with the Issuer (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, (x) persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional investors reasonably believed by the Initial Purchasers to be Accredited Investors that, prior to their purchase of the Securities, deliver to the Initial Purchasers a letter containing the representations and agreements set forth in Annex A to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

                  (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that
(i) it has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its dis-tribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

Terms used in this Section 8(b) and not defined in this Agreement have the meanings given to them in Regulation S.

                  (c) Each of the Initial Purchasers represents and warrants (as to itself only) that the source of funds being used by it to acquire the Securities does not include the assets of any "employee benefit plan" (within the meaning of Section 3 of ERISA) or any "plan" (within the meaning of Section 4975 of the Code).

                  9. Indemnification and Contribution. (a) The Issuer and the Guarantors agree, jointly and severally, to indemnify and hold harmless the Initial Purchasers, their affiliates and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                   (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, executed by the Issuer or any Guarantor or based upon written information furnished by or on behalf of the Issuer or any Guarantor filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "Application"); or

                  (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, the Initial Purchasers, each such affiliate and each such controlling person for any reasonable legal or other reasonable expenses incurred by the Initial Purchasers, such affiliate or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Guarantors will not be liable (i) in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Issuer or any Guarantor by the Initial Purchasers specifically for use therein or (ii) with respect to the Preliminary Memorandum, to the extent that any such loss, claim, damage or liability arises solely from the fact that the Initial Purchasers sold Securities to a person to whom there was not sent or given, on or prior to the written confirmation of such sale, a copy of the Final Memorandum, as amended and supplemented, if the Issuer or any Guarantor shall have previously furnished copies thereof to the Initial Purchasers in accordance with this Agreement and the Final Memorandum, as amended and supplemented, would have corrected any such untrue statement or omission. This indemnity agreement will be in addition to any liability that the Issuer and the Guarantors may otherwise have to the indemnified parties. The Issuer and the Guarantors shall not be liable under this Section 9 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.

                  The Initial Purchasers shall not, without the prior written consent of the Issuer, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Issuer and the Guarantors are or could have been a party, or indemnity could have been sought hereunder by the Issuer and the Guarantors, unless such settlement (A) included an unconditional written release of the Issuer and the Guarantors, in form and substance reasonably satisfactory to the Issuer, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Issuer or the Guarantors.

                  (b) The Initial Purchasers agree, severally and not jointly, to indemnify and hold harmless the Issuer and the Guarantors, their respective directors, officers and each person, if any, who controls the Issuer and the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuer or any of the Guarantors or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Issuer or any Guarantor by such Initial Purchaser specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Issuer or any of the Guarantors or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

                  Neither the Issuer nor the Guarantors shall, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve the indemnifying party from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or
(iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Issuer in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

                  (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or li-abilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuer and the Guarantors on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Guarantors on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuer, the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each affiliate of an Initial Purchaser, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Issuer or any Guarantor, each officer of the Issuer or any Guarantor and each person, if any, who controls the Issuer or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuer and the Guarantors.

                  10. Survival Clause. The representations, warranties, agreements, covenants, indemnities and other statements of the Issuer, the Guarantors, their officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuer, the Guarantors, any of their officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and
(ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 13 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Issuer given prior to the Closing Date in the event that the Issuer or any of the Guarantors shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

                   (i) either the Issuer or the Guarantors shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the reasonable judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the reasonable judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of any of the Parent or the Guarantors), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

                  (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

                  (iii) a banking moratorium shall have been declared by New York or United States authorities;

                  (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the reasonable judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum; or

                   (v) any securities of the Issuer or the Parent shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization or trading in any such securities shall have been suspended by any stock exchange on which any such securities are listed.

                  (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

                  12. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page and in the second, fourth, fifth and sixth paragraphs under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Issuer for the purposes of Sections 2(a) and 9 hereof and the Initial Purchasers confirm that such statements are correct as of the date hereof and as of the Closing Date.

                  13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to BT Securities Corporation, 130 Liberty Street, New York, New York 10006, Attention:
Corporate Finance Department, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: Stephen A. Greene; if sent to the Issuer or the Guarantors, shall be mailed or delivered to the Issuer at 2201 Miller Road, P.O. Box

450, Wilson, North Carolina 27894-0450, Attention: Robert E. Harrison, with a copy to Wyrick Robbins Yates & Ponton L.L.P., 4101 Lake Boone Trail, Suite 300, Raleigh, North Carolina 27607, Attention: Larry E. Robbins.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

                  14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuer and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuer and the Guarantors contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in
Section 9 of this Agreement shall also be for the benefit of the directors of the Issuer and the Guarantors, their respective officers and any person or persons who control the Issuer within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

                  15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

                  16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   Remainder of Page Intentionally Left Blank

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Issuer, the Guarantors and the Initial Purchasers.


                                            Very truly yours,

                                          STANDARD COMMERCIAL TOBACCO CO., INC.




                                            By: /s/Hampton R. Poole, Jr.
                                               ---------------------------
                                               Name: Hampton R. Poole, Jr.
                                               Title: Vice President



                                            STANDARD COMMERCIAL CORPORATION




                                            By: /s/G.M. Ross
                                               ----------------------------
                                               Name: G.M. Ross
                                               Title: Vice President & Secretary



                                           STANDARD WOOL, INC.




                                            By: /s/Rick Hardy
                                               ---------------------------
                                               Name: Rick Hardy
                                               Title: Secretary

The foregoing Agreement is
hereby confirmed and accepted
as of the date first
above written.

BT SECURITIES CORPORATION




By:  /s/Michael Apfel
     -----------------------
     Name: Michael Apfel
     Title: Vice President


WHEAT, FIRST SECURITIES, INC.




By:  /s/R. Walter Jones IV
     -----------------------
     Name: R. Walter Jones IV
     Title: Managing Director


                                                                                                     SCHEDULE I


                                  SUBSIDIARIES
                       OF STANDARD COMMERCIAL CORPORATION


Name of Subsidiary                         Jurisdiction of Incorporation     Percentage of Subsidiary's Stock
                                                                             Owned by the Company

Standard Commercial Tobacco Co. Inc.       North Carolina                        100%

Trans-Continental Leaf Tobacco             Lichtenstein                          100%
Corporation

Standard Wool Australia (PTY) Ltd.         Australia                             100%

Lohmann & Co.(a/k/a Standard Wool          Germany                               100%
Germany)

Standard Commercial Tobacco Company        United Kingdom                        100%
(UK)  Ltd.

Exelka S.A.                                Greece                                51%

Standard Wool France S.A.                  France                                100%

Spierer Freres & CIE S.A.                  Switzerland                           51%

Spierer Tutun Iharacat Sanayi              Turkey                                51%
Ticaret AS (a/k/a Izmir)



Standard Wool, Inc.                        Delaware                              100%

Stancom Tobacco (Private) Ltd.             Zimbabwe                              100%

Standard Commercial Tobacco Company        Canada                                100%
(Canada)

Sena Investments (Private) Ltd.            Zimbabwe                              100%

Tobacco Processors (Zimbabwe) (PVT)        Zimbabwe                              18%
Ltd.

Transhellenic Tobacco S.A.                 Greece                                51%

Transacatab Spa                            Italy                                 100%

World Wide Tobacco Espana S.A.             Spain                                 67%

Standard Commercial Services, Inc.         North Carolina                        100%

Standard Commercial Tobacco Services       United Kingdom                        100%
UK

W.A. Adams Company                         North Carolina                        100%

Werkhof Gmbh                               Germany                               100%

Tobacco Processors (Malawi) Ltd.           Malawi                                50%



Tobacco Processors (Lilongwe) Ltd.         Malawi                                51.92%

Adams International, Ltd.                  Thailand                              49%

Herme Tutun Ihracat AS                     Turkey                                50%

AOZT Transcontinental Leaf Tobacco         St. Petersburg (Russia)               100%
Corporation

Stancom Zambia (PVT) Ltd.                  Zambia                                100%

Stanfrie (PVT) Ltd.                        Zimbabwe                              100%

Stancom Malawi                             Malawi                                100%

Siemssen Threshie                          Jamaica                               100%

Siemssen Threshie (Malawi) Ltd.            Malawi                                100%

Standard Wool of New Zealand               New Zealand                           100%

Tentler & Co BV                            Netherlands                           100%

Bela Import-Export GmbH                    Germany                               100%

Eusebe Carpentier S.A.                     France                                100%

Hulme Wool Scouring Co.                    Australia                             100%




CRES Tobacco Company                       North Carolina                        100%

Peignage De La Tosse                       France                                100%

Stawool Brokers PTY Ltd.                   Australia                             100%

Standard Wool (Chile) S.A.                 Chile                                 100%

S.H. Allen Pty Ltd.                        Australia                             100%

Independent Wool Dumpers PTY Ltd.          Australia                             16%

Standard Wool South Africa                 South Africa                          100%
(Propriety) Ltd.

Standard Wool Argentina                    Argentina                             100%

K.Kileff Zimbabwe (PVT) Ltd.               Zimbabwe                              18%

Mascot Wools PTY Ltd.                      Australia                             100%

Transcontinental Participacues E           Brazil                                100%
Emprecendimentos LTDA

Epasa Exportadora de Productos             Argentina                             50%
Agrarios S.A.



Trans-Continental Farming Ltd.             Canada                                100%

Roca Sacif                                 Argentina                             100%

Standard Wool Holdings S.A                 Argentina                             100%

Advhus Gestion                             France                                100%

Eryka Mediterranee SARL                    Greece                                100%

Andre Chalmers                             India                                 100%

Esaltab (Zimbabwe) (PVT) Ltd.              Zimbabwe                              100%

Interrural Development Corporation         Liechtenstein                         100%

Siam Tobacco Export Corporation Ltd.       Thailand                              49%

Standard Wool Farming PTY Ltd.             Australia                             100%



                                                                 SCHEDULE II



                                                              Principal
                                                              Amount of
                                  Initial Purchaser             Notes
BT Securities Corporation................................... $ 61,250,000

Wheat, First Securities, Inc................................ $ 53,750,000
     Total.................................................. $115,000,000